                                RIGHTS AGREEMENT
                                ----------------

                  Rights Agreement, dated as of [       ], 2001 (the
"Agreement") between Westar Industries, Inc., a Kansas corporation (the
"Company"), and [        ], a [      ] [limited liability company/corporation]
(the "Rights Agent").


                               W I T N E S S E T H
                               --------------------

                  WHEREAS, the Board of Directors of the Company on [ ], 2001 (the "Rights Dividend Declaration Date") authorized and declared a dividend distribution (the "Distribution") of one Right for each outstanding share of the Common Stock (as defined in Section 1(i) hereof) outstanding at the close of business on [ ], 2001 (the "Record Date") and has authorized and directed the issuance of one Right (as such number may hereafter be adjusted pursuant to the provisions of Section 11(p) hereof) in respect of each share of Common Stock of the Company issued (whether originally issued or delivered from the Company's treasury stock) between the Record Date and the earlier of the Distribution Date or the Expiration Date (as such terms are hereinafter defined) (provided,
                                                                --------
however, that Rights may be issued with respect to shares of Common Stock that
-------
shall become outstanding after the Distribution Date and prior to the Expiration Date in accordance with Section 22), each Right initially representing the right to purchase, under certain circumstances, one one-hundredth of a share of Series A Junior Participating Preferred Stock (as defined in Section 1(v) hereof) of the Company having the rights, powers and preferences set forth in the Company's Certificate of Designation attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth (the "Rights");

                  WHEREAS, the Board of Directors of the Company has authorized the transactions contemplated by the Registration Statement filed on Form S-1 (Registration No. 333-47424), as amended, pursuant to which the Company will distribute to the holders of common stock of Western Resources, Inc. ("Western Resources"), the parent of the Company, rights to purchase shares of the Company's Common Stock;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                  Section 1.  Certain Definitions.  For purposes of this
                              -------------------
Agreement, the following terms have the meanings indicated:

                  (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as such term is hereinafter defined) and Associates (as such term is hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of securities of the Company constituting a Substantial Block (as such term is hereinafter defined), but shall not include,

         (i) prior to the Final Separation (as such term is hereinafter defined), Western Resources and any of its Affiliates or Associates;
         (ii) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any Person organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan; (iii) any Person who or which, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of a Substantial Block solely as a result of a change in the aggregate number of shares of Voting Stock (as such term is hereinafter defined) outstanding since the last date on which such Person acquired Beneficial Ownership of any shares of the Voting Stock constituting all or a portion of such Substantial Block; (iv) any Person who or which, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of a Substantial Block in the good faith belief that such acquisition would not (x) cause such Person and its Affiliates and Associates to become the Beneficial Owner of a Substantial Block and such Person relied in good faith in computing the percentage of its voting power on publicly filed reports or documents of the Company which are inaccurate or out-of-date or (y) otherwise cause a Distribution Date or the adjustment provided for in Section 11(a) to occur. Notwithstanding clause (iii) or (iv) of the prior sentence, if any Person that is not an Acquiring Person due to such clause (iii) or (iv) does not cease to be the Beneficial Owner of a Substantial Block by the close of business on the fifth Business Day (as such term is hereinafter defined) after notice from the Company (the date of notice being the first Business
         Day) that such Person is the Beneficial Owner of a Substantial Block, such Person shall, at the end of such five Business Day period, become an Acquiring Person (and such clause (iii) or (iv) shall no longer apply to such Person). For purposes of this definition, the determination whether any Person acted in "good faith" shall be conclusively determined by the Board of Directors of the Company.

                  (b) "Act" shall have the meaning set forth in Section 9(c) hereof.

                  (c)  "Adjustment Shares" shall have the meaning set forth in
         Section 11(a)(ii) hereof.

                  (d) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and in effect on the date hereof (the "Exchange Act").

                  (e) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                            (i) which such Person or any of such Person's
                  Affiliates or Associates has, directly or indirectly, the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise, provided, however, that a Person shall
                                         --------  -------
                  not be deemed the "Beneficial Owner" of, or to "beneficially own," (1) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (2) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event (as such term is hereinafter defined) or (3) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event, which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) hereof ("Original Rights") or pursuant to Section 11(i), Section 11(p) or Section 22 hereof in connection with an adjustment made with respect to Original Rights; or

                           (ii) which such Person or any of such Person's
                  Affiliates or Associates has, directly or indirectly, the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule l3d-3 of the General Rules and Regulations under the Exchange Act) or has a "pecuniary interest" or an "indirect pecuniary interest" in (as determined pursuant to Rule 16a-1(a)(2) of the General Rules and Regulations under the Exchange Act), in each case, including pursuant to any agreement, arrangement or understanding, whether or not in writing, provided, however,
                                                            --------  -------
                  that a Person shall not be deemed the Beneficial Owner of, or to "beneficially own," any security under this subparagraph
                  (ii) if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                          (iii) which are beneficially owned, directly or
                  indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph
                  (ii) of this paragraph (e)) or disposing of any securities of the Company.

                  Notwithstanding the foregoing, nothing contained in this definition shall cause a Person ordinarily engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired in a bona fide firm commitment underwriting pursuant to an underwriting agreement with the Company.

                  (f) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  (g)  "Certification" shall have the meaning set forth in
         Section 18 hereof.

                  (h) "close of business" on any given date shall mean 5:00 P.M., New York City time, on such date, provided, however, if such date is not a Business Day it shall mean 5:00 P.M. on the next succeeding Business Day.

                  (i) "Common Stock" when used with reference to the Company shall mean the Common Stock, $.01 par value, of the Company. "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock with the greatest voting power of such Person or the equity securities or other equity interest having power to control or direct the management of such Person.

                  (j) "common stock equivalents" shall have the meaning set forth in Section 11(a)(iii) hereof.

                  (k) "Company" shall have the meaning set forth in the introduction hereto.

                  (l) "current market price" shall have the meaning set forth in
         Section 11(d)(i) hereof.

                  (m)  "Current Value" shall have the meaning set forth in
         Section 11(a)(iii) hereof.

                  (n) "Distribution" shall have the meaning set forth in the recitals hereto.

                  (o) "Distribution Date" shall have the meaning set forth in Section 3(a).

                  (p) "equivalent preferred stock" shall have the meaning set forth in Section 11(b) hereof.

                  (q) "Exchange Act" shall have the meaning set forth in the definition of "Affiliate" and "Associate" above.

                  (r)  "Exchange Ratio" shall have the meaning set forth in
         Section 24(a) hereof.

                  (s)  "Expiration Date" shall have the meaning set forth in
         Section 7(a).

                  (t) "Final Expiration Date" shall have the meaning set forth in Section 7(a).

                  (u)  "Final Separation" shall have the meaning set forth in
         Section 35 hereof.

                  (v) "Original Rights" shall have the meaning set forth in the definition of "Beneficial Owner" above.

                  (w) "Person" shall mean any individual, firm, corporation, partnership, trust, limited liability company, association or other entity or organization.

                  (x) "Preferred Stock" shall mean the shares of Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company.

                  (y)  "Principal Party" shall have the meaning set forth in
         Section 13(b) hereof.

                  (z)  "Purchase Price" shall have the meaning set forth in
         Section 4(a) hereof.

                  (aa) "Record Date" shall have the meaning set forth in the recitals hereto.

                  (bb) "Redemption Price" shall have the meaning set forth in
         Section 23(a) hereof.

                  (cc) "Right Certificate" shall have the meaning set forth in
         Section 3(a) hereof.

                  (dd) "Rights" shall have the meaning set forth in the recitals hereto.

                  (ee) "Rights Agent" shall have the meaning set forth in the introduction hereto.

                  (ff) "Rights Dividend Declaration Date" shall have the meaning set forth in the recitals hereto.

                  (gg) "Section 11(a)(ii) Event" shall mean any event described in Section 11(a)(ii).

                  (hh) "Section 11(a)(ii) Trigger Date" shall have the meaning set forth in Section 11(a)(iii) hereof.

                  (ii) "Section 13 Event" shall mean any event described in
         Section 13(a).

                  (jj) "Shares Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, includes a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

                  (kk)  "Spread" shall have the meaning set forth in
         Section 11(a)(iii) hereof.

                  (ll) "Subsidiary" shall mean, with reference to any Person, any corporation (or other entity) of which an amount of voting securities (or comparable ownership interests) sufficient to elect at least a majority of the directors (or comparable individuals) of such corporation (or other entity) is beneficially owned or otherwise controlled, directly or indirectly, by such Person.

                  (mm) "Substantial Block" shall mean a number of shares of the Voting Stock which has [15]% or more of the aggregate voting power of all outstanding shares of Voting Stock. A Person shall not be deemed the Beneficial Owner of a Substantial Block if such Person, together with all Affiliates and Associates of such Person, (a) beneficially own less than 20% of the number of shares of Common Stock then outstanding,
         (b) acquired all of such shares, in the sole judgment of the Board of Directors of the Company, without the intention of effecting control of the Company, and (c) dispose of a sufficient number of such shares within ten calendar days of having acquired a Substantial Block such that they would no longer beneficially own [15]% or more of the number of shares of Common Stock then outstanding.

                  (nn) "Substitution Period" shall have the meaning set forth in
         Section 11(a)(iii) hereof.

                  (oo) "Summary of Rights" shall have the meaning set forth in
         Section 3(b) hereof.

                  (pp) "Trading Day" shall have the meaning set forth in Section 11(d)(i) hereof.

                  (qq) "Triggering Event" shall mean any Section 11(a)(ii) Event or Section 13 Event.

                  (rr) "Voting Stock" shall mean the outstanding shares of Common Stock, $.01 par value, and any other shares of capital stock of the Company which are entitled to vote generally in the election of directors.

                  (ss) "Western Resources" shall have the meaning set forth in the recitals hereto.

                  Section 2. Appointment of Rights Agent. The Company hereby
                             ---------------------------
appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable upon ten calendar days' written notice to the Rights Agent. In no event shall the Rights Agent have any duty to supervise, or in any way be liable for the acts or omissions of, such Co-Rights Agents.

                  Section 3. Issue of Right Certificates. (a) Until the earlier
                             ---------------------------
of (i) the close of business on the tenth calendar day after the Shares Acquisition Date (or, if the tenth calendar day after the Shares Acquisition Date occurs before the Record Date, the close of business on the Record Date) or (ii) the close of business on the tenth calendar day after the date of the commencement of, or first public announcement of the intent of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any Person organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan) to commence, a tender or exchange offer if, upon consummation thereof, such Person would be an Acquiring Person (the earlier of the dates in subsections (i) and (ii) hereof being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for the Common Stock shall be deemed also to be Right Certificates) and not by separate Right Certificates, and (y) the Rights will be transferable only in connection with the transfer of the Common Stock. As soon as practicable after receipt by the Rights Agent of written notice from the Company of the Distribution Date and after the Company has provided the Rights Agent with a list of shareholders of Common Stock, the Rights Agent, at the Company's expense, will send by first-class, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a "Right Certificate"), evidencing one Right for each share of the Common Stock so held, subject to adjustment as provided herein. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

                  (b) As soon as practicable following the Record Date, the Company will send a copy of a Summary of Rights to Purchase Preferred Stock, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for the Common Stock, and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the certificates for the Common Stock outstanding on the Record Date shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

                  (c) Rights shall be issued in respect of all shares of Common Stock which are issued (whether originally issued or from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date (as such term is defined in Section 7), or, in certain circumstances provided in Section 22 hereof, after the Distribution Date. Certificates representing such shares of Common Stock shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

         This certificate also evidences certain Rights as set forth in a Rights
         Agreement dated as of [       ], 2001 and as amended from time to time
         (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request thereof. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be evidenced by separate certificates and no longer be evidenced by this certificate, may be redeemed or exchanged or may expire. As set forth in the Rights Agreement, Rights issued or transferred to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Association thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may be null and void.


After the due execution of any supplement or amendment to this Agreement in accordance with the terms hereof, the reference to this Agreement in the foregoing legend shall mean the Agreement as so supplemented or amended. Until the Distribution Date, the Rights associated with the Common Stock represented by certificates containing the foregoing legend shall be evidenced by such certificates alone, and the surrender for transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. In the event that the Company purchases or acquires any shares of Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock which are no longer outstanding. The failure to print the foregoing legend on any such Common Stock certificate or any other defect therein shall not affect in any manner whatsoever the application or interpretation of the provisions of this Agreement or the rights of any holder of the Rights.

                  Section 4. Form of Right Certificates. (a) The Right
                             --------------------------
Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement and which do not affect the rights, duties or responsibilities of the Rights Agent, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. The Right Certificates shall be in machine-printable format and in a form reasonably satisfactory to the Rights Agent. Subject to the provisions of
Section 11 and Section 22 hereof, the Right Certificates, whenever distributed, shall be dated as of the Record Date, shall show the date of countersignature, and on their face shall entitle the holders thereof to purchase such number of shares of Preferred Stock (or following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as shall be set forth therein at the price per one one-hundredth of a share of Preferred Stock set forth therein (the "Purchase Price"), but the number of such shares and the Purchase Price shall be subject to adjustment as provided herein.

                  (b) Notwithstanding any other provision of this Agreement, any Right Certificate issued pursuant to Section 3 or Section 22 hereof that represents Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate thereof, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person became such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either
(A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of an agreement, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, any Right Certificate issued at any time to any nominee of such Acquiring Person, Associate or Affiliate, and, provided that the Company shall have notified the Rights Agent that this Section 4(b) applies, any Right Certificate issued pursuant to Section 6 or Section 11 upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible following the written instruction of the Company to the Rights Agent) the following legend:

         The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of the Rights Agreement.

                  Section 5. Countersignature and Registration. The Right
                             ---------------------------------
Certificates shall be executed on behalf of the Company by one of its authorized officers in the manner provided in the Bylaws of the Company for Common Stock certificates. The Right Certificates shall be countersigned by an authorized signatory of the Rights Agent either manually or by facsimile signature and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, issued and delivered with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such

Right Certificate, although at the date of the execution of this Rights Agreement any such Person was not such an officer.

                  In case any authorized signatory of the Rights Agent who shall have countersigned any of the Right Certificates shall cease to be such signatory before delivery by the Company, such Right Certificates, nevertheless, may be issued and delivered by the Company with the same force and effect as though the Person who countersigned such Right Certificates had not ceased to be such signatory; and any Right Certificate may be countersigned on behalf of the Rights Agent by any Person who, at the actual date of the countersignature of such Right Certificate, shall be a proper signatory of the Rights Agent to countersign such Right Certificate, although at the date of the execution of this Rights Agreement any such Person was not such a signatory.

                  Following the Distribution Date and receipt by the Rights Agent of all relevant information, the Rights Agent will keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, and the date of each of the Right Certificates and the date of countersignature of each of the Right Certificates.

                  Section 6. Transfer, Split Up, Combination and Exchange of
                             -----------------------------------------------
Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.
---------------------------------------------------------------------------
Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Right Certificate or Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of shares of Preferred Stock (or following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have properly completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 14 and
Section 20(k) hereof,
countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment from a Right Certificate holder of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. The Rights Agent shall have no duty or obligation under this Section 6 unless and until it is satisfied that all such taxes and/or governmental charges have been paid in full.

                  Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, along with a signature guarantee and such other further documentation as the Rights Agent may reasonably request and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

                  Section 7. Exercise of Rights; Purchase Price; Expiration Date
                             ---------------------------------------------------
of Rights. (a) Subject to Section 7(e) hereof, the registered holder of any
---------
Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the designated office of the Rights Agent, together with payment of the aggregate Purchase Price for the total number of one one-hundredths of shares of Preferred Stock (or shares of Common Stock, other securities, cash or other assets, as the case may be) as to which the Rights are then exercisable, at or prior to the earliest of (i) the close of business on [ ], [2010]1 (the "Final Expiration Date"), (ii) the time at which the Rights are exchanged as provided in Section 24, or (iii) the time at which the Rights are redeemed as provided in Section 23 (such earliest date being herein referred to as the "Expiration Date").

                  (b) The Purchase Price for each one one-hundredth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $[ ], shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in accordance with paragraph (c) below.

                  (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed and completed accompanied



________________________________
1     Ten years from date of Agreement.

by payment of the Purchase Price for the number of one one-hundredths of shares of Preferred Stock (or shares of Common Stock, other securities, cash or other assets, as the case may be) to be purchased and an amount equal to any applicable tax or governmental charge, the Rights Agent shall thereupon, subject to Section 20(k), promptly (i) requisition from any transfer agent of Preferred Stock certificates for the number of one one-hundredths of shares of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of shares of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (iii) when necessary to comply with this Agreement, requisition from any transfer agent of the Common Stock of the Company certificates for the total number of shares of Common Stock to be paid in accordance with Section 11(a)(ii) and 11(a)(iii), (iv) when necessary to comply with this Agreement, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14, (v) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (vi) when necessary to comply with this Agreement, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. The Rights Agent shall have no duty or obligation under the previous sentence of this Section 7(c) unless and until it is satisfied that all such taxes and/or governmental charges have been paid. The payment of the then Purchase Price may be made by certified bank check or bank draft or money order payable to the order of the Company or the Rights Agent. In the event that the Company is obligated to issue securities, distribute property or pay cash pursuant to Section 11(a)(iii) hereof, the Company will make all arrangements necessary so that cash, property or securities are available for issuance, distribution or payment by the Rights Agent, if and when necessary to comply with this Agreement.

                  (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of
Section 6 and Section 14 hereof.

                  (e) Notwithstanding anything in this Agreement to the contrary, any Rights that are or were at any time on or after the earlier of the Distribution Date or the Shares Acquisition Date beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person became such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is a part of an agreement, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void upon the occurrence of a Triggering Event and no holder of such Rights shall have any right with respect to such Rights under any provision of this Agreement or otherwise from and after the occurrence of a Triggering Event. The Company shall notify the Rights Agent when this Section 7(e) applies and shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but neither the Company nor the Rights Agent shall have any liability to any holder of Right Certificates or other Person as a result of the Company's failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

                  (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request.

                  Section 8. Cancellation and Destruction of Right Certificates.
                             --------------------------------------------------
All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

                  Section 9. Reservation and Availability of Shares of Capital
                             -------------------------------------------------
Stock. (a) The Company covenants and agrees that it will cause to be reserved
-----
and kept available out of its authorized and unissued shares of Preferred Stock (and following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities) or out of its authorized and issued shares of Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and issued Common Stock and/or other securities) held in its treasury, the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) that will be sufficient to permit the exercise in full of all outstanding Rights (it being understood that any of the foregoing shares or securities may also be reserved for other purposes) or will take such other steps as are appropriate to assure that the number of such shares or securities (or their equivalents) sufficient to permit the exercise in full of all outstanding Rights will be available upon such exercise.

                  (b) So long as the shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) issuable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable (but only to the extent that the Company's Board of Directors determines that it is reasonably likely that the Rights will be exercised), all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

                  (c) The Company shall use its best efforts (X) (i) to file, as soon as practicable following the first occurrence of a Section 11(a)(ii) Event, or as soon as required by law, as the case may be, a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) to cause such registration statement to become effective as soon as practicable after such filing, and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the Expiration Date and (Y) (i) to file appropriate applications with any state or federal regulatory bodies having jurisdiction over the issuance of the securities (or assets) purchasable upon exercise of the Rights in order to obtain any approvals or orders of such bodies as may be legally required, (ii) to cause such approvals to be obtained or orders to be issued as soon as practicable after such filing and (iii) to cause such approvals or orders to remain effective until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities (or assets), and (B) the Expiration Date. The Company will also take such action as may be appropriate under the blue sky laws of the various states. The Company may temporarily suspend, (X) for a period of time not to exceed ninety (90) days after the date set forth in clause (X) (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective and (Y) for a period of time not in excess of 180 days after such date (or for such longer period as is required by any applicable law, rule or regulation of any appropriate regulatory bodies), the exercisability of the Rights in order to obtain any such required regulatory body approvals or orders. Upon any such suspension, the Company shall issue a public announcement and shall give simultaneous written notice to the Rights Agent stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement and prompt notice to the Rights Agent at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualifications in such jurisdiction shall have been obtained.

                  (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of the Preferred Stock (and following the occurrence of a Triggering Event, Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

                  (e) The Company further covenants and agrees that it will pay when due and payable any and all taxes and governmental charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of the Preferred Stock (or Common Stock and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required (a) to pay any tax or governmental charge which may be payable in respect of any transfer involved in the transfer or delivery of Right Certificates or the issuance or delivery of certificates for the Preferred Stock (or Common Stock and/or other securities, as the case may be) in a name other than that of the registered holder of the Right Certificate evidencing Rights surrendered for exercise or (b) to issue or deliver any certificates for shares of the Preferred Stock (or Common Stock and/or other securities, as the case may be) upon the exercise of any Rights until any such tax or governmental charge shall have been paid (any such tax or governmental charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax or governmental charge is due.

                  Section 10. Preferred Stock Record Date. Each Person in whose
                              ---------------------------
name any certificate for any number of shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such whole and/or fractional shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable taxes and governmental charges) was made and shall show the date of countersignature; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

                  Section 11. Adjustment of Purchase Price, Number of Shares or
                              -------------------------------------------------
Number of Rights. The Purchase Price, the number of shares covered by each Right
----------------
and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                  (a)(i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of the Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive upon payment of the Purchase Price then in effect the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock (or Common Stock and/or other securities) transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this
         Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                  (ii)     Subject to Section 24 of this Agreement, in the event

                           (A) any Acquiring Person or any Associate or
                  Affiliate of any Acquiring Person, at any time after the date of this Agreement, directly or indirectly, (1) merges into the Company or otherwise combines with the Company and the Company is the continuing or surviving corporation of such merger or combination and the Common Stock of the Company remains outstanding and unchanged, (2) sells, purchases, leases, exchanges, mortgages, pledges, transfers or otherwise disposes (in one transaction or a series of transactions), to, from or with the Company or any of its Subsidiaries, assets on terms and conditions less favorable to the Company than the Company would be able to obtain through arm's-length negotiation with an unaffiliated third party, other than pursuant to a transaction set forth in Section 13(a) hereof, (3) receives any compensation from the Company or any of its Subsidiaries other than compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its Subsidiaries') past practices, or (4) receives a direct or indirect benefit (except proportionately as a shareholder and except if resulting from a requirement of law or government regulation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries, or

                           (B) any Person (other than (x) prior to the Final
                  Separation, Western Resources and its Affiliates and Associates and (y) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such plan), alone or together with its Affiliates and Associates, becomes at any time after the Rights Dividend Declaration Date, the Beneficial Owner of [15]% or more of the shares of Voting Stock then outstanding unless the event causing the threshold to be crossed is (1) a transaction set forth in Section 13(a) hereof, or (2) an acquisition of shares of Voting Stock pursuant to an offer for all outstanding shares of Voting Stock at a price and upon such terms and conditions as a majority of the Board of Directors of the Company determines to be (a) at a price which is fair to stockholders (other than the Person or any Affiliate or Associate thereof on whose behalf the offer is being made) taking into account all factors which such members of the Board deem relevant including, without limitation, prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value and (b) otherwise in the best interests of the Company and its stockholders (other than the Person or any Affiliate or Associate thereof on whose behalf the offer is being made), or

                           (C) during such time as there is an Acquiring Person,
                  (1) there is any failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding preferred stock of the Company (except to the extent such declaration or payment would be prohibited under the laws of the Company's jurisdiction of incorporation or as approved by the holders of a majority of the then outstanding shares of Common Stock beneficially owned by Persons other than the Acquiring Person or its Affiliates or Associates), (2) there is any reduction in the annual rate of dividends paid on the Common Stock (except to reflect any subdivision of the Common Stock or as required under the laws of the Company's jurisdiction of incorporation or as approved by the holders of a majority of the then outstanding shares of Common Stock beneficially owned by Persons other than the Acquiring Person or its Affiliates or Associates), (3) there is a failure to increase the annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock (except to the extent such increase in the rate of dividends would be prohibited under the laws of the Company's jurisdiction of incorporation or as approved by the holders of a majority of the then outstanding shares of Common Stock beneficially owned by Persons other than the Acquiring Person or its Affiliates or Associates), or (4) there is any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions (whether or not with or into or otherwise involving an Acquiring Person) which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity or convertible securities of the Company or any of its Subsidiaries which is directly or indirectly owned by any Acquiring Person or any Associate or Affiliate of any Acquiring Person

         then, within five (5) days after the date of the occurrence of an event described in Section 11(a)(ii)(B) hereof and promptly following the occurrence of any event described in Section 11(a)(ii)(A) or (C) hereof, proper provision shall be made so that each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have a right to receive, upon exercise thereof at the then current Purchase Price for the number of one one-hundredths of a share of Preferred Stock for which such Right is then exercisable in accordance with the terms of this Agreement, in lieu of shares of Preferred Stock, such number of shares of the Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-hundredths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (y) 50% of the current market price per share of the Common Stock of the Company (determined pursuant to Section 11(d)) on the date of the occurrence of any one of the events listed above in this subparagraph
         (ii) (such number of shares are hereinafter referred to as the "Adjustment Shares") provided, that the Purchase Price and the number of Adjustment Shares shall be further adjusted as provided in this Agreement to reflect any events occurring after the date of such first occurrence.

                 (iii) In the event that the number of shares of Common Stock which are authorized by the Company's Amended and Restated Articles of Incorporation, as amended, but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights and which may otherwise be legally Issued at such time for such purpose are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess, the "Spread"), and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon exercise of the Rights and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which the Board of Directors of the Company have deemed to have the same value as shares of Common Stock (such shares of preferred stock, "common stock equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's rights of redemption pursuant to
         Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty
         (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company
         (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement and shall give simultaneous written notice to the Rights Agent stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect (with prompt notice thereof to the Rights Agent). For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the current market price (as determined pursuant to Section 11(d) hereof) per share of the Common Stock on the
         Section 11(a)(ii) Trigger Date and the value of any "common stock equivalent" shall be deemed to have the same value as the Common Stock on such date. The Company shall give the Rights Agent notice of the selection of any "common stock equivalent" under this Section 11(a)(iii).

                  (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock (or securities having substantially the same rights, privileges and preferences as the shares of Preferred Stock ("equivalent preferred stock") or convertible into the Preferred Stock or equivalent preferred stock) at a price per share of the Preferred Stock or equivalent preferred stock (or having a conversion price per share, if a security convertible into the Preferred Stock or equivalent preferred stock) less than the current market price (as defined in Section 11(d) per share of the Preferred Stock or equivalent preferred stock, as the case may be) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock or equivalent preferred stock which the aggregate offering price of the total number of shares of Preferred Stock or equivalent preferred stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and of which the denominator shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration, part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                  (c) In case the Company shall fix a record date for the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid or a dividend payable in Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the current market price per share of Preferred Stock (as defined in Section 11(d)) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock and of which the denominator shall be such current market price per share of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                  (d)(i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii), the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to, but not including, such date and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten (10) consecutive Trading Days immediately following, but not including, such date; provided, however, that in the event that the current market price per share of Common Stock is determined during the period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights) or (B) any subdivision, combination or reclassification of such Common Stock, and prior to the expiration of the requisite 30 Trading Day or 10 Trading Day period, as set forth above after the ex-dividend date for such dividend or distribution or the record date for such subdivision, combination or reclassification, then, and in each such case, the current market price shall be appropriately adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of the Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of the Common Stock are listed or admitted to trading or, if the shares of the Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the shares of the Common Stock are not quoted by such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date shall be as determined in good faith by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of the Common Stock are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law or executive order to close. If the Common Stock is not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                  (ii) For the purpose of any computation hereunder, the "current market price" per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause
         (i) of this Section 11(d) (other than the last sentence thereof). If the current market price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause
         (i) of this Section 11(d), the "current market price" per share of Preferred Stock shall be conclusively deemed to be an amount equal to 100 (as such number may be appropriate adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the current market price per share of the Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, "current market price" per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the "current market price" of one one-hundredths of a share of Preferred Stock shall be equal to the "current market price" of one share of Preferred Stock divided by 100.

                  (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this
         Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

                  (f) If as a result of an adjustment made pursuant to section 11(a) or Section 13(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than shares of Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 11(a) through (o), inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Stock shall apply on like terms to any such other shares.

                  (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                  (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                  (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of shares of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of shares of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after the adjustment of the Purchase Price. The Company shall make a public announcement and shall give simultaneous written notice to the Rights Agent of its election to adjust the number of Rights, indicating the record date for the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of Right Certificates on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

                  (j) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares which were expressed in the initial Right Certificates issued hereunder.

                  (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then stated value, if any, of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of one one-hundredths of a share of such Preferred Stock at such adjusted Purchase Price.

                  (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (and shall promptly notify the Rights Agent of any such election) until the occurrence of such event the issuance to the holder of any Right exercised after such record date the shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                  (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board of Directors of the Company shall determine to be advisable in order that any consolidation or subdivision of shares of Preferred Stock, issuance wholly for cash of any of shares of Preferred Stock at less than the current market price, issuance wholly for cash of the Preferred Stock or securities which by their terms are convertible into or exchangeable for Preferred Stock, stock dividends or issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

                  (n) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Sections 23, 24 and 27 hereof, take (nor will it permit any of its Subsidiaries to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

                  (o) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(n)), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with
         Section 11(n)), or (iii) sell or transfer (or permit any of its Subsidiaries to sell or transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with
         Section 11(n)) if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

                  (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date
         (i) declare and pay a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution

         Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

                  (q) Notwithstanding anything in this Agreement to the contrary, prior to the Distribution Date, the Company may, in lieu of making any adjustment to the Purchase Price, adjust the number of shares of Preferred Stock eligible for purchase on exercise of each Right or the number of Rights outstanding, which adjustment would otherwise be required by Section 11(a)(i), 11(b), 11(c), 11(h) or 11(i), make such other equitable adjustment or adjustments thereto as the Board of Directors of the Company (whose determination shall be conclusive) deems appropriate in the circumstances and not inconsistent with the objectives of the Board of Directors of the Company in adopting this Agreement and such Sections.

                  Section 12. Certificate of Adjusted Purchase Price or Number
                              ------------------------------------------------
of Shares. Whenever an adjustment is made as provided in Section 11 or 13, the
---------
Company shall (a) within a reasonable time after such adjustment prepare a certificate setting forth such adjustment, and a brief, reasonably detailed, statement of the facts and computations accounting for such adjustment and the adjusted Purchase Price, (b) within a reasonable time after such adjustment file with the Rights Agent and with each transfer agent for the Preferred Stock and the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 26. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained. The Rights Agent shall have no duty with respect to and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such a certificate.

                  Section 13. Consolidation, Merger or Sale or Transfer of
                              --------------------------------------------
Assets or Earning Power. (a) In the event that, following the Shares Acquisition
-----------------------
Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(n)) and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(n)) shall consolidate, merge with and into the Company and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with Section 11(n) hereof), then, and in each such case (except as may be contemplated by Section 13(d) hereof) proper provision shall be made so that
(i) each holder of a Right (except as provided in Section 7(e)) shall thereafter have the right to receive, upon the exercise thereof at the then-current Purchase Price in accordance with the terms of this Agreement, such number of validly issued, fully paid, non-assessable and freely tradable shares of Common Stock of the Principal Party (as hereinafter defined), not subject to any liens, encumbrances, rights of call or first refusal, or other adverse claims as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the then number of one one-hundredths of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a
Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such one one-hundredths of a share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in Effect immediately prior to such first occurrence), and dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by
(2) 50% of the current market price per share of the Common Stock of such Principal Party (determined in the manner described in Section 11(d)) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of
Section 11 shall thereafter apply to such Principal Party and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with Section 9) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any
Section 13 Event. otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or

                   (b) "Principal Party" shall mean

                   (i) in the case of any transaction described in (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to the merger or consolidation; and

                  (ii) in the case of any transaction described in (z) of the first sentence in this Section 13, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case, (x) if the Common Stock of such Person
--------  -------
is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another corporation the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other corporation; (y) in case such Person is a Subsidiary, directly or indirectly, of more than one corporation, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such corporations is the issuer of the Common Stock having the greatest market value.

                  (c) The Company shall not consummate any Section 13 Event unless all regulatory approvals for the consummation of such Section 13 Event and the exercise of the Rights in accordance with the terms of this Agreement have been obtained and the Principal Party shall have a sufficient number of authorized shares of its Common Stock which are neither outstanding nor reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph (a) of this
Section 13, the Principal Party will

                   (i) prepare and file a registration statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, will use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and will use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date; and

                  (ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive Section 13 Events. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in
Section 13(a).

                  (d) Notwithstanding anything in this Agreement to the contrary, Section 13 shall not be applicable to a transaction described in subparagraphs (x) and (y) of Section 13(a) if (i) such transaction is consummated with a Person or Persons who acquired shares of

Common Stock pursuant to a tender offer or exchange offer for all outstanding shares of Common Stock, which complies with the provisions of Section 11(a)(ii)(B)(2) hereof (or a wholly-owned Subsidiary of any such Person or Persons), (ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of Common Stock whose shares were purchased pursuant to such tender offer or exchange offer, and (iii) the form of consideration being offered to the remaining holders of Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

                  Section 14. Fractional Rights and Fractional Shares. (a) The
                              ---------------------------------------
Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p) hereof, or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

                  (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock). In lieu of fractional shares that are not integral multiples of one one-hundredth of a share of Preferred Stock, the Company may pay to the registered holders of Right Certificates at the time the Rights evidenced thereby are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-hundredth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one one-hundredth of a share of Preferred Stock shall be one one-hundredth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii)) for the Trading Day immediately prior to the date of such exercise.

                  (c) Following the occurrence of a Triggering Event the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) share of Common Stock. For purposes of this
Section 14(c), the current market value of one share of Common Stock shall be the closing price of one share of Common Stock (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

                  (d) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as otherwise permitted by this Section 14.

                  (e) The Rights Agent shall have no duty or obligation with respect to this Section 14 unless and until it has received specific instructions (and sufficient cash, if required) from the Company with respect to its duties and obligations under such Section.

                  Section 15. Rights of Action. All rights of action in respect
                              ----------------
of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his or her own behalf and for his or her own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his or her right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

                  Section 16. Agreement of Right Holders. Every holder of a
                              --------------------------
Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                  (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Stock;

                  (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request;

                  (c) subject to Section 6(a), Section 7(e) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary;

                  (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its reasonable best
                     --------  -------
         efforts to have any such order, decree, judgment or ruling lifted or otherwise overturned as soon as possible.

                  Section 17. Right Certificate Holder Not Deemed a Stockholder.
                              -------------------------------------------------
No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of shares of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or

Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

                  Section 18. Concerning the Rights Agent. The Company agrees to
                              ---------------------------
pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, administration, execution and amendment of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent (as finally determined by a court of competent jurisdiction) (including the reasonable fees and expenses of counsel), for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including, without limitation, the costs and expenses of defending against any claim of liability in the premises. The indemnity provided herein shall survive the termination of this Agreement and the termination and the expiration of the Rights.

                  The Rights Agent shall be protected and shall incur no liability (other than such liabilities incurred through the Rights Agent's negligence, bad faith or willful misconduct) for, or in respect of, any action taken, suffered or omitted by it in connection with the acceptance and administration of this Agreement in reliance upon any Right Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, instruction, adjustment notice certificate, statement, or other paper or document believed by it to be genuine (upon any of which the Rights Agent is authorized to rely) and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

                  In addition to the foregoing, the Rights Agent shall be protected and shall incur no liability for, or in respect of, any action taken, suffered or omitted by it in connection with the acceptance and administration of this Agreement in reliance upon (i) the proper execution of the certification concerning beneficial ownership (upon which the Rights Agent is authorized to rely) appended to the Form of Assignment and the Form of Election to Purchase included as part of Exhibit B hereto (the "Certification"), unless the Rights Agent shall have actual knowledge that, as executed, the Certification is untrue or (ii) the non-execution or failure to complete the Certification including, without limitation, any refusal to honor any otherwise permissible assignment or election by reason of such non-execution or failure.

                  The Rights Agent is not deemed to have knowledge, a duty, or notice unless the Company has given it actual notice.

                  Section 19. Merger or Consolidation or Change of Name of
                              --------------------------------------------
Rights Agent. Any Person into which the Rights Agent or any successor Rights
------------
Agent may be merged or
with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

                  In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

                  Section 20. Duties of Rights Agent. The Rights Agent
                              ----------------------
undertakes only the duties and obligations imposed by the express terms of this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

                  (a) The Rights Agent may consult with the legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith and without negligence and in accordance with such advice or opinion.

                  (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, omitting or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization and protection to the Rights Agent, and the

         Rights Agent shall incur no liability for or in respect of any action taken, omitted or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct (as finally determined by a court of competent jurisdiction), and the issuance or non-issuance of a Right Certificate or Preferred Stock or other security issued in lieu of Preferred Stock in accordance with instructions given to the Rights Agent by the Company pursuant to Section 20(k) hereof or in accordance with the terms hereof shall not constitute negligence, bad faith or willful misconduct.

                  (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                  (e) The Rights Agent shall not have any liability for, or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11 or 13 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or Common Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Preferred Stock or Common Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

                  (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                  (g) The Rights Agent is hereby authorized and directed to accept the advice or instructions with respect to the performance of its duties hereunder and certificates delivered pursuant to any provision hereof from any one of the Chairman of the Board, the President, any Vice President, the Secretary or the Treasurer of the Company, and is authorized to apply to such officers for advice or instructions in connection with its duties, and such advice or instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, omitted or suffered to be taken by it in good faith in accordance with the advice or instructions of any such officer (the Rights Agent may conclusively rely on the most recent advice or instructions given by any such officer). An application by the Rights Agent for advice or instructions may set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent with respect to its duties and obligations under this Agreement and the date on and/or after which such action shall be taken, and the Rights Agent shall not be liable for any action taken, suffered or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than one Business Day after the Company receives such application) without the consent of the Company unless prior to taking, suffering or omitting such action, the Rights Agent has received written instructions in response to application specifying the actions to be taken, suffered or omitted.

                  (h) The Rights Agent and any shareholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

                  (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either by itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct, absent negligence, bad faith or willful misconduct on the part of the Rights Agent in the selection thereof.

                  (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it reasonably believes that repayment of such funds or adequate indemnification against such risk or liability is not assured it.

                  (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been properly completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting the Company. The Company shall give the Rights Agent prompt written instructions as to the action to be taken regarding the Rights Certificates involved. The Rights Agent shall not be liable for acting in accordance with such instructions.

                  Section 21. Change of Rights Agent. The Rights Agent or any
                              ----------------------
successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company and to each transfer agent of the Preferred Stock and the Common Stock by registered or certified mail, and, at the Company's expense, to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Preferred Stock and the Common Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the Company shall become the temporary Rights Agent and the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a Person organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such Person is authorized to do business in the State of New York), in good standing and subject to supervision or examination by federal or state authority or which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $25 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Preferred Stock and the Common Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                  Section 22. Issuance of New Right Certificates.
                              ----------------------------------
Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such
                                          --------  -------
Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

                  Section 23. Redemption and Termination. (a) The Board of
                              ---------------------------
Directors of the Company may, at its option, at any time prior to the earlier of
(x) the close of business on the tenth calendar day following the Shares Acquisition Date (or if the Shares Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth day following the Record
Date), or (y) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $.01 per Right as appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"), and the Company may, at its option, pay the Redemption Price either in shares of its Common Stock (valued at their current market price as defined in Section 11(d)(i) on the date of the redemption), other securities, cash or other assets. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

                  (b) In deciding whether or not to exercise the Company's right of redemption hereunder, the Board of Directors of the Company shall act in good faith, in a manner they reasonably believe to be in the best interests of the Company and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances, and they may consider the long-term and short-term effects of any action upon employees, customers and creditors of the Company and upon communities in which offices or other establishments of the Company are located, and all other pertinent factors.

                  (c) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right held. Within 10 days after the action of the Board of Directors of the Company ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to the Rights Agent and to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23, and other than in connection with the repurchase of Common Stock prior to the Distribution Date.

                  Section 24.  Exchange.
                               --------

                  (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio").

                  (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to Section 24(a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of the holders of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. Promptly after the action of the Board of Directors of the Company ordering an exchange of the Rights, the Company shall promptly give notice of any such exchange to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent; provided, however, that the
                                                     --------  -------
failure to give, or any defect in, such notice shall not affect the validity of such exchange. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights

(other than Rights which have become null and void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

                  (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute shares of Preferred Stock (or equivalent preferred stock, as such term is defined in Section 11(b) hereof) for shares of Common Stock exchangeable for the Rights, at the initial rate of one one-hundredth of a share of Preferred Stock (or equivalent preferred stock) for each share of Common Stock, as appropriately adjusted to reflect adjustments in the dividend rights of the Preferred Stock pursuant to the terms thereof.

                  (d) In the event that there shall not be sufficient shares of Common Stock or Preferred Stock issued, but not outstanding, or authorized but unissued, to permit any exchange of Rights as contemplated in accordance with this Section 24 or that any regulatory actions or approvals are required in connection therewith, the Company shall take all such action as may be necessary to authorize additional Common Stock or Preferred Stock for issuance upon exchange of the Rights.

                  (e) The Company shall not be required to issue fractional shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock pursuant to this Section 24. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this
Section 24(e), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

                  The Rights Agent shall have no duty or obligation with respect to this Section 24(e) unless and until it has received specific instructions (and sufficient cash, if required) from the Company with respect to its duties and obligations under such Section.

                  (f) In any exchange pursuant to this Section 24, the Company, at its option, may substitute for any share of Common Stock exchangeable for a Right (i) common stock equivalents (ii) cash, (iii) debt securities of the Company, (iv) other assets, or (v) any combination of the foregoing, having an aggregate value which the Board of Directors of the Company shall have determined in good faith to be equal to the current market price of one share of Common Stock (determined pursuant to Section 11(d) hereof) on the Trading Day immediately preceding the date of exchange pursuant to this Section 24.

                  Section 25. Notice of Certain Events. In case the Company
                              ------------------------
shall propose at any time following the Distribution Date (a) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred

Stock (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid), or (b) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of Preferred Stock (other than a reclassification involving only the subdivision of outstanding Preferred Stock), or (d) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(n) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(n) hereof), or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Rights Agent and to each holder of a Right, in accordance with Section 26, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or Rights, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause
(a) or (b) above at least twenty (20) days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Stock, whichever shall be the earlier.

                  In case a Section 11(a)(ii) Event shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to the Rights Agent and to each holder of a Right, to the extent feasible and in accordance with Section 26, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) and all references in the preceding paragraph to Preferred Stock shall be deemed to thereafter refer to Common Stock and/or other securities, as the case may be.

                  Section 26. Notices. Notices or demands authorized by this
                              -------
Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                           Westar Industries, Inc.
                           818 South Kansas Avenue
                           Topeka, Kansas  66612
                           Attention:  [         ]

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                           [                      ]
                           [                      ]
                           [                      ]
                           Attention:  [          ]


                  Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

                  Section 27. Supplements and Amendments. Prior to the earlier
                              --------------------------
of the Distribution Date or the Shares Acquisition Date and subject to the penultimate sentence of this Section 27, the Company may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates or Common Stock. From and after the earlier of the Distribution Date or the Shares Acquisition Date, and subject to the penultimate sentence of this Section 27, the Company may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein,
(iii) to lengthen the time period during which the Rights may be redeemed following the Shares Acquisition Date for up to an additional twenty days beyond the time period set forth in Section 23(a) or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment unless the Rights Agent shall have determined in good faith that such supplement or amendment would adversely affect the Rights Agent's interests under this Agreement. Notwithstanding anything in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of shares of Preferred Stock for which a Right is then exercisable. Prior to the earlier of the Shares Acquisition Date or the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

                  Section 28.  Successors.  All the covenants and provisions of
                               ----------
this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  Section 29. Determinations and Actions by the Board of
                              ------------------------------------------
Directors, etc. For all purposes of this Agreement, any calculation of the
---------------
number of shares of Voting Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Voting Stock of which any Person is the Beneficial Owner, shall be made in accordance with the provisions of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Company or the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for the purpose of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors of the Company in good faith, shall (i) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Right Certificates and all other Persons, and (ii) not subject the Board of Directors of the Company to any liability to the holders of the Right Certificates. The Rights Agent is entitled to assume that the Board of Directors of the Company acted in good faith in making such actions, calculations, interpretations and determinations.

                  Section 30. Benefits of This Agreement. Nothing in this
                              --------------------------
Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

                  Section 31. Severability. If any term, provision, covenant or
                              ------------
restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the
--------  -------
contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated (and the Company shall promptly notify the Rights Agent of such reinstatement) and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors.

                  Section 32. Governing Law. This Agreement and each Right
                              -------------
Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Kansas and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State except that the rights, duties and obligations of the Rights Agent under this Agreement shall be governed by
the laws of the State of [     ].

                  Section 33. Counterparts. This Agreement may be executed in
                              ------------
any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  Section 34.  Descriptive Headings.  Descriptive headings of
                               --------------------
the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  Section 35. Western Resource Distribution. Notwithstanding any
                              -----------------------------
provision herein to the contrary, prior to the date of the final separation of Western Resources' electric utilities from the Company (the "Final Separation"), neither Western Resources nor any of its Affiliates or Associates shall be considered an Acquiring Person under this Agreement and no Shares Acquisition Date or Distribution Date has occurred or will occur, in any such case as a result of the consummation of the transactions contemplated under the Final Separation.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

[SEAL]

                                     WESTAR INDUSTRIES, INC.

Attest:


By:  _________________________       By:  _________________________
     Name:  [          ]                  Name:  [          ]
     Title: [          ]                  Title: [          ]


[SEAL]


Attest:


By:  _________________________       By:  _________________________
     Name:                                Name:
     Title:                               Title:

                                                                       EXHIBIT B


                           [Form of Right Certificate]
                            -------------------------

Certificate No. R-                                                _______Rights


                  NOT EXERCISABLE AFTER [ ], [2011] OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]/2/

                             WESTAR INDUSTRIES, INC.

                                Right Certificate


                  This certifies that       , or registered assigns, is the
registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights
Agreement dated as of [        ], [2001] (the "Rights Agreement") between
Westar Industries, Inc., a Kansas corporation (the "Company"), and [        ],
a [        ] [limited liability company/corporation] (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (New York City time)
on [        ], [2011] at the designated office of the Rights Agent, or its successors as Rights Agent, in New York, New York, one one-hundredth of a


________________________________
2   The portion of the legend in brackets shall be inserted only if applicable.

fully paid nonassessable share of the Series A Junior Participating Preferred Stock, without par value (the "Preferred Stock"), of the Company, at a purchase
price of $[        ] per one one-hundredth of a share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related certificate duly executed, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number
and Purchase Price as of [          ], 2001, based on the Preferred Stock of the
Company as constituted at such date.

                  Upon the occurrence of a Triggering Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Triggering Event.

                  Notwithstanding anything herein to the contrary, prior to the date of the final separation of Western Resources, Inc.'s ("Western Resources") electric utilities from the Company (the "Final Separation"), neither Western Resources nor any of its Affiliates or Associates is an "Acquiring Person" and no "Shares Acquisition Date" or "Distribution Date" has occurred or shall occur as a result of the consummation of the transactions contemplated under the Final Separation.

                  As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock (or, in certain circumstances, common stock and/or other securities) which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement).

                  This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent, and at the executive offices of the Company.

                  This Right Certificate, with or without other Right Certificates, upon surrender at the designated office of the Rights Agent, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-hundredths of a share of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

                  Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be (i) redeemed by the Company at a redemption price of $.0l per Right or (ii) exchanged by the Company in whole or in part for shares of common stock or Preferred Stock.

                  No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

                  No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

                  This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                                   CERTIFICATE
                                   -----------

     WITNESS the facsimile signature of the proper officers of the Company and
its corporate seal. Dated as of              , 20[  ].


[SEAL]

ATTEST:                                        WESTAR INDUSTRIES, INC.


By:                                            By:
       --------------------------                     --------------------------
       Name:                                          Name:
       Title:                                         Title:

Countersigned:


[                 ],
  as Rights Agent


By:
    ---------------------------------
    Authorized Signature

Date:

                   [Form of Reverse Side of Right Certificate]
                   ------------------------------------------


                               FORM OF ASSIGNMENT
                               ------------------

                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificates.)

      FOR VALUE RECEIVED
                          ------------------------------------------------------

hereby sells, assigns and transfers unto
                                         ---------------------------------------


--------------------------------------------------------------------------------
              (Please print name and address of transferee)


this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:  ________, ____

                                    --------------------------------------------
                                    Signature

Signature Guaranteed:
                       ---------------------------------------------------------

(Signatures must be guaranteed by a commercial bank or trust company or by a member of the New York Stock Exchange.)

                                   CERTIFICATE
                                   -----------

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:  ________, ____

                                    --------------------------------------------
                                    Signature

Signature Guaranteed:
                       ---------------------------------------------------------

(Signatures must be guaranteed by a commercial bank or trust company or by a member of the New York Stock Exchange.)

                                     NOTICE
                                     ------


     The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE


                  (To be executed if holder desires to exercise
                   Rights evidenced by the Right Certificate.)


To Westar Industries Inc.:

                  The undersigned hereby irrevocably elects to exercise _________ Rights represented by this Right Certificate to purchase the shares of the Preferred Stock issuable upon the exercise of such Rights (or such other securities of the Company or of any other Person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of:

Please insert social security or
other taxpayer identifying number


--------------------------------------------------------------------------------
                         (Please print name and address)


--------------------------------------------------------------------------------

                  If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or
other taxpayer identifying number


--------------------------------------------------------------------------------
                         (Please print name and address)


--------------------------------------------------------------------------------


Dated:  ________, ____

                                    --------------------------------------------
                                    Signature

Signature Guaranteed:
                       ---------------------------------------------------------

(Signatures must be guaranteed by a commercial bank or trust company or by a member of the New York Stock Exchange.)

                                   CERTIFICATE
                                   -----------

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:  ________, ____
                                    -----------------------------------
                                    Signature

                                     NOTICE
                                     ------


     The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT C



Summary of Rights To Purchase Preferred Stock
---------------------------------------------

                  On [         ], 2001 the Board of Directors of Westar
Industries, Inc. declared a dividend distribution of one Right for each outstanding share of Common Stock, $.01 par value (the "Common Stock"), of the
Company. The distribution was payable on [           ], 2001 (the "Record Date")
to the stockholders of record on the Record Date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock (the "Preferred Stock"), at a
price of $[    ] per one one-hundredth share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement between the Company and the Rights Agent.

                  Until the earlier to occur of (i) ten calendar days following the date (the "Shares Acquisition Date" of public announcement that a person or group of affiliated or associated persons (an "Acquiring Person" (which term shall not include, prior to the date of the final separation of Western Resources, Inc.'s ("Western Resources") electric utilities from the Company (the "Final Separation"), Western Resources or any of its respective "Affiliates" and "Associates" which may otherwise become Acquiring Persons solely by reason of the consummation of the transactions contemplated under the Final Separation)) acquired, or obtained the right to acquire, beneficial ownership of Common Stock or other voting securities ("Voting Stock") that have [15]% or more of the voting power of the outstanding shares of the Voting Stock (a "Substantial Block") or (ii) ten calendar days following the commencement or announcement of an intention to make a tender offer or exchange offer if, upon consummation thereof, such person would be an Acquiring Person (the earlier of such dates being called the "Distribution Date", the Rights will be evidenced with respect to any of the Company's Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates. A Person shall not be deemed the beneficial owner of a Substantial Block if such person, together with all affiliates and associates of such person, (a) beneficially own less than 20% of the outstanding shares of Common Stock, (b) acquired all of such shares without the intention of effecting control of the Company, and (c) dispose of enough shares within ten calendar days of having acquired a Substantial Block such that they would no longer beneficially own [15]% or more of the outstanding shares of Common Stock. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Company's Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of the Company's Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Company's Common Stock certificates outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Company's Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

                  The Rights are not exercisable until the Distribution Date.
The Rights will expire at the close of business on [    ], [2011] unless earlier
redeemed or exchanged by the Company as described below.

                  In the event that (i) the Company is the surviving corporation in a merger with an Acquiring Person and its Common Stock is not changed or exchanged, (ii) a Person becomes the beneficial owner of more than 10% of the then outstanding shares of Common Stock (except pursuant to an offer for all outstanding shares of Voting Stock which the Board of Directors of the Company determines to be fair to and otherwise in the best interests of the Company and its shareholders), (iii) an Acquiring Person engages in one or more "self-dealing" transactions as set forth in the Rights Agreement, or (iv) during such time as there is an Acquiring Person, an event occurs which results in such Acquiring Person's ownership interest being increased by more than 1% (e.g., a reverse stock split), at any time following the Distribution Date, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

                  In the event that, at any time following the Shares Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction (other than a merger described in the immediately preceding paragraph or a merger which follows an offer described in the immediately preceding paragraph), or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been annulled and voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Exercise Price of the Right. The events set forth in this paragraph and in the preceding paragraph are referred to as the "Triggering Events."

                  The Purchase Price payable, and the number of shares of Preferred Stock (or Common Stock, cash, property or other securities, as the case may be) issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for shares of the Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings or dividends payable in the Preferred Stock) or of subscription rights or warrants (other than those referred to above).

                  With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued (other than fractional shares which are integral multiples of one one-hundredth of a share of Preferred Stock) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

                  At any time after there is an Acquiring Person, the Board of Directors may exchange the Rights (other than Rights owned by the Acquiring Person which shall have become null and void), in whole or in part, at an exchange ratio of one share of Common Stock (or a fraction of a share of Preferred Stock having the same market value) per Right (subject to adjustment).

                  At any time prior to 5:00 P.M. New York City time on the tenth calendar day following the Shares Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.0l per Right (the "Redemption Price"). Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, the Company shall make announcement thereof, and upon such action, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

                  The Preferred Stock will rank junior to all series of the Company's cumulative preferred stock with respect to payment of dividends and as to distribution of assets in liquidation. Each share of Preferred Stock will have a quarterly dividend rate per share equal to the greater of $1.00 or 100 times the per share amount of any dividend (other than a dividend payable in shares of Common Stock or a subdivision of the Common Stock) declared from time to time on the Common Stock, subject to certain adjustments. The Preferred Stock will not be redeemable. In the event of liquidation, the holders of the Preferred Stock will be entitled to receive a preferred liquidation payment per share of $[ ] (plus accrued and unpaid dividends) or, if greater, an amount equal to 100 times the payment to be made per share of Common Stock, subject to certain adjustments. Generally, each share of Preferred Stock will vote together with the Common Stock and any series of cumulative preferred or preferred stock entitled to vote in such manner and will be entitled to 100 votes, subject to certain adjustments. In the event of any merger, consolidation, combination or other transaction in which shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or other property, each share of Preferred Stock will be entitled to receive 100 times the aggregate amount of stock, securities, cash and/or other property, into which or for which each share of Common Stock is changed or exchanged, subject to certain adjustments. The foregoing dividend, voting and liquidation rights of the Preferred Stock are protected against dilution in the event that additional shares of Common Stock are issued pursuant to a stock split or stock dividend or distribution. Because of the nature of the Preferred Stock's dividend, voting, liquidation and other rights, the value of the one one-hundredth of a share of Preferred Stock purchasable with each Right is intended to approximate the value of one share of Common Stock.

                  Other than those provisions relating to the principal economic terms of the Rights and the time period within which to redeem the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board of Directors of the Company in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or, with certain limitations, to shorten or lengthen any time period under the Rights Agreement.

                  So long as the Rights are attached to the Common Stock, the Company will issue one Right with each new share of Common Stock so that all
such shares will have attached Rights. [   ] shares of Preferred Stock have been
reserved for issuance upon exercise of the Rights.

                  The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person who attempts to acquire the Company without conditioning his offer on a substantial number of Rights being acquired. The Rights will not affect a transaction approved by the Company prior to the existence of an Acquiring Person, because the Rights can be redeemed before the consummation of such transaction.